As filed with the Securities and Exchange Commission on November 8, 2016.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STERIS plc

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	98-1203539
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Chancery House, 190 Waterside Road,

Hamilton Industrial Park, Leicester LE5 1QZ

United Kingdom

(Address of Principal Executive Offices, Including Zip Code)

STERIS plc 2006 Long-Term Equity Incentive Plan

(Full Title of the Plan)

J. Adam Zangerle

Vice President, General Counsel and Secretary

STERIS plc

5960 Heisley Road

Mentor, Ohio 44060-1868

(440) 354-2600

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value £0.10 per share	4,031,196(1)(2)	$64.69(3)	$260,778,069(3)	$30,224.18

(1)	Represents ordinary shares, par value £0.10 per share (“Ordinary Shares”), of STERIS plc (the “Registrant”) issuable pursuant to the STERIS plc 2006 Long-Term Equity Incentive Plan, as amended and restated effective August 2, 2016 (the “Plan”), not already registered that are being registered hereby.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional Ordinary Shares as may become issuable pursuant to the anti-dilution provisions of the Plan.
(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of the Ordinary Shares on the New York Stock Exchange on November 4, 2016, within five business days prior to filing.

EXPLANATORY NOTE

The Registrant hereby files this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register additional securities of the same class as other securities for which a previously filed registration statement on Form S-8 and S-4 relating to the Plan (formerly known as the STERIS plc 2006 Long-Term Equity Incentive Plan, Assumed as Amended and Restated Effective November 2, 2015) is effective.

Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-207721) filed by the Registrant on November 2, 2015 with respect to the Plan, including all attachments and exhibits thereto, with the exception of Items 3 and 8 of Part II of such prior registration statement, each of which is amended and restated in its entirety herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Commission. The following documents filed with Commission by the Registrant pursuant to the Exchange Act are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016 (Commission File No. 001-37614);

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016 (Commission File No. 001-37614);

(c)	The Registrant’s Current Reports on Form 8-K (Commission File No. 001-37614), filed with the Commission on May 18, 2016 (only Item 5.02) and August 3, 2016; and

(d)	The description of the Registrant’s Ordinary Shares set forth in the Form 8-A Registration Statement (Commission File No. 001-37614) filed with the Commission on October 30, 2015, including any subsequently filed amendments and reports updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Certificate of Incorporation of STERIS plc (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed November 6, 2015 (Commission File No. 001-37614))

4.2	Articles of Association of STERIS plc (incorporated herein by reference to Exhibit 3.2 to STERIS plc Form 8-K filed November 6, 2015 (Commission File No. 001-37614))

4.3	Specimen Form of Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended March 31, 2016 (Commission File No. 001-37614)

4.4	STERIS plc 2006 Long-Term Equity Incentive Plan (incorporated herein by reference to Appendix C to the Registrant’s definitive proxy statement on Schedule 14A filed June 13, 2016 (Commission File No. 001-37614))

5.1	Opinion of Counsel

15.1	Letter Regarding Unaudited Financial Information

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mentor, State of Ohio, on this 8th day of November, 2016.

STERIS plc

By:	/s/ Michael J. Tokich
Michael J. Tokich Senior Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: November 8, 2016	/s/ Walter M Rosebrough, Jr. Walter M Rosebrough, Jr. President, Chief Executive Officer and Director (Principal Executive Officer)

Date: November 8, 2016	/s/ Michael J. Tokich Michael J. Tokich Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

Date: November 8, 2016	* John P. Wareham Chairman and Director

Date: November 8, 2016	* Richard C. Breeden Director

Date: November 8, 2016	* Cynthia L. Feldmann Director

Date: November 8, 2016	* Jacqueline B. Kosecoff Director

Date: November 8, 2016	* David B. Lewis Director

Date: November 8, 2016	* Sir Duncan K. Nichol Director

Date: November 8, 2016	* Mohsen M. Sohi Director

Date: November 8, 2016	* Richard M. Steeves Director

Date: November 8, 2016	* Loyal W. Wilson Director

Date: November 8, 2016	* Michael B. Wood Director

*	This Registration Statement has been signed on behalf of the above directors by J. Adam Zangerle, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

DATED: November 8, 2016	By:	/s/ J. Adam Zangerle
J. Adam Zangerle, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Incorporation of STERIS plc (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed November 6, 2015 (Commission File No. 001-37614))

4.2	Articles of Association of STERIS plc (incorporated herein by reference to Exhibit 3.2 to STERIS plc Form 8-K filed November 6, 2015 (Commission File No. 001-37614))

4.3	Specimen Form of Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended March 31, 2016 (Commission File No. 001-37614)

4.4	STERIS plc 2006 Long-Term Equity Incentive Plan (incorporated herein by reference to Appendix C to the Registrant’s definitive proxy statement on Schedule 14A filed June 13, 2016 (Commission File No. 001-37614))

5.1	Opinion of Counsel

15.1	Letter Regarding Unaudited Financial Information

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney